UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  March 9, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2016, ITT Educational Services, Inc. (the “Company”) entered into a Limited Waiver (the “Waiver”) with Cerberus Business Finance, LLC (“Cerberus”), as collateral agent and administrative agent, and the lenders party thereto. The Waiver relates to the Financing Agreement, dated as of December 4, 2014, as amended on December 23, 2014, March 17, 2015, September 18, 2015, and December 31, 2015 (the “Financing Agreement”), by and among the Company, the subsidiary guarantors party thereto, Cerberus and the lenders party thereto.

Pursuant to the Waiver, the agents and the lenders under the Financing Agreement waive any default or event of default that may have occurred and is continuing, or may occur, under the Financing Agreement or related loan documents as a result of various matters related to, or in connection with, the restatement described in Item 4.02 below, as long as the Company delivers to the agents and lenders the restated financial statements by March 31, 2016.

The above summary of the Waiver is qualified in its entirety by the full text of the Waiver, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On March 14, 2016, the Company issued a press release reporting the Company’s results of operations and financial condition for the Company’s fiscal quarter and year ended December 31, 2015, as well as additional information, including related to the matters discussed herein.  A copy of the press release is incorporated herein by reference and furnished to the Securities and Exchange Commission with this report as Exhibit 99.1.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 9, 2016, as a result of the execution of enhanced internal controls over financial reporting that were implemented as part of the remediation of material weaknesses identified in a prior period, the Audit Committee of the Board of Directors of the Company determined that there was an error in the application of the interest method used to calculate the interest rate used in accounting for the accretion of the debt discount associated with a senior debt arrangement (the “PEAKS Senior Debt”) that resulted in the misstatement of interest expense in previously reported periods.  As a result, the Audit Committee concluded that the Company will restate the unaudited consolidated financial statements in its Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 2014, June 30, 2014, September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, and the audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and that all of those previously issued financial statements should no longer be relied upon.

In the previously issued financial statements, the Company erroneously accreted the discount associated with the PEAKS Senior Debt using the interest method based on the amounts and timing of the repayments that the Company estimated at the time that the PEAKS Senior Debt was initially included in the Company’s consolidated financial statements.  The Company recently determined that the interest method should take into consideration actual repayments and updated projections for future repayments on the PEAKS Senior Debt to determine the interest rate used to calculate the amount of the debt discount recognized as interest expense in each period.

The effect on the Company’s consolidated financial statements of incorporating actual repayments and updated projections for future repayments on the PEAKS Senior Debt in the computation of the interest rate used when applying the interest method is to reduce the amount of the debt discount, increase the carrying value of the PEAKS Senior Debt and recognize interest expense in an earlier period than originally projected.  This change does not increase the total amount of non-cash interest expense that will be reported from the accretion of the discount on the PEAKS Senior Debt, but instead changes the timing of the recognition of that expense through the maturity date. This change has no effect on the Company’s cash and cash equivalents or liquidity; cash flows from operating activities, financing activities or investing activities; or projections of the Company’s future cash payment obligations under the Company’s private education loan program guarantees.

The Company’s Audit Committee and management have each discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are being filed herewith:

Exhibit No.                                    Description

10.1
Limited Waiver, dated as of March 10, 2016, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release issued on March 14, 2016

Except for the historical information contained herein, the matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of adverse actions by the U.S. Department of Education (“ED”) related to certain deficiencies; the action by the U.S. Securities and Exchange Commission against the company; issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016

ITT Educational Services, Inc.

By:  /s/ Rocco F. Tarasi, III
       Name: Rocco F. Tarasi, III
       Title: Executive Vice President,
    Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Limited Waiver, dated as of March 10, 2016, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release issued on March 14, 2016